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                                                                      EXHIBIT 32

The certification set forth below is being submitted in connection with the Form 10-Q of AMIS Holdings, Inc. for the quarterly period ended September 27, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and
Section 1350 of Chapter 63 of Title 18 of the United States Code.


Christine King, the Chief Executive Officer, and Brent Jensen, the Chief Financial Officer of AMIS Holdings, Inc., each certifies that, to the best of his or her knowledge:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AMIS Holdings, Inc.

/s/ Christine King
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Name: Christine King
Title: Chief Executive Officer

/s/ Brent Jensen
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Name: Brent Jensen
Title: Chief Financial Officer

Date: November 12, 2003